Colfax Reports Fourth Quarter and Full Year 2010 Results and Announces Acquisition of Rosscor Holding B.V.

FULTON, Md., Feb. 15, 2011 /PRNewswire/ -- Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced financial results for the fourth quarter and year ended December 31, 2010. On a year-over-year basis, highlights for the fourth quarter and full year of 2010 include:

Fourth quarter of 2010 (all comparisons versus the fourth quarter of 2009)

  Net income of $8.7 million (20 cents per share – basic and diluted); adjusted net income (as defined below) of $16.9 million (39 cents per share), an increase of 47.1%
  Net sales of $166.7 million, an increase of 27.2%; organic sales increase (as defined below) of 27.4%
  Operating income of $19.6 million; adjusted operating income (as defined below) of $26.5 million, an increase of 42.0%.
  Fourth quarter orders of $133.6 million, an increase of 31.5%; organic order growth (as defined below) of 34.4%
  Backlog of $313.5 million at period end

Full year 2010 (all comparisons versus full year 2009)

  Net income of $16.2 million (37 cents per share – basic and diluted); adjusted net income (as defined below) of $40.2 million (92 cents per share), a decrease of 1.7%
  Net sales of $542.0 million, an increase of 3.2%; organic sales increase (as defined below) of 3.1%
  Operating income of $34.4 million; adjusted operating income (as defined below) of $65.8 million, a decrease of 2.3%.
  Orders for the year of $532.8 million, an increase of 15.2%; organic order growth (as defined below) of 15.4%
  Net working capital was reduced by $18 million in 2010 and is now 19% of sales

Additionally, Colfax announced the acquisition of Rosscor Holding B.V., headquartered in Hengelo, The Netherlands. A premier supplier of multiphase pumping technology (MPP) and certain other highly-engineered fluid-handling systems, Rosscor strengthens Colfax's capabilities, particularly in the global oil & gas market.  Rosscor's sales for 2010 were approximately euro 23 million.  Colfax expects the transaction to be accretive over the next 12 months.

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth and organic order growth are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

Clay Kiefaber, President and Chief Executive Officer, stated, "We are pleased to report stronger than expected results for the fourth quarter and full year 2010. Both sales and orders on an organic basis were up substantially from the 2009 fourth quarter.  We continue to benefit from strength in the oil and gas and general industrial end markets.  The commercial marine market also continued to exceed our expectations.  We are also pleased with the resulting profit associated with the better than expected sales and the significant cash flow provided by our improved working capital management.

"We are continuing to gain traction with our strategic priorities, including intensifying the application of the Colfax Business System, the development of new Voice of the Customer-aligned products and the realignment into a global market-facing organization.  We are also continuing to build our leadership team, and are delighted to welcome Daniel A. Pryor as our Senior Vice President of Strategy and Business Development."

Mr. Kiefaber also noted the importance of Rosscor's MPP expertise and experience to Colfax's portfolio of leading global brands. "Rosscor was one of the first to introduce MPP technology nearly twenty years ago, and has remained a technology leader since then," he said. "With more than 70 MPP installations world-wide, Rosscor brings us deep capabilities in MPP that we can leverage through our existing channels."

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, earnings before interest, taxes and depreciation (EBITDA), adjusted EBITDA, organic sales growth, organic order growth and projected adjusted net income per share. Adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted operating income exclude asbestos liability and defense costs (income) and asbestos coverage litigation expenses, and restructuring and other related charges to the extent they impact the periods presented. Adjusted net income, adjusted net income per share and projected adjusted net income per share present income taxes at an effective tax rate of 32%. Projected adjusted net income per share excludes estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs.  Organic sales growth and organic order growth exclude the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of legacy asbestos issues and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release

Colfax defines net working capital as trade receivables, less allowance for doubtful accounts, and inventories, net less accounts payable.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results and outlook on Tuesday, February 15, 2011 at 8:00 a.m. ET. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax's website at www.colfaxcorp.com under the "Investor Relations" section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading.  Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, defense and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation
Condensed Consolidated Statements of Operations
Dollars in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net sales	$166,651	$130,971	$541,987	$525,024
Cost of sales	107,077	83,960	350,579	339,237

Gross profit	59,574	47,011	191,408	185,787
Selling, general and administrative expenses	31,597	27,028	119,426	112,503
Research and development expenses	1,474	1,320	6,205	5,930
Restructuring and other related charges	808	7,420	10,323	18,175
Asbestos liability and defense costs (income)	3,697	(1,017)	7,876	(2,193)
Asbestos coverage litigation expenses	2,443	2,904	13,206	11,742

Operating income	19,555	9,356	34,372	39,630
Interest expense	1,609	1,746	6,684	7,212

Income before income taxes	17,946	7,610	27,688	32,418
Provision for income taxes	9,296	884	11,473	8,621

Net income	$ 8,650	$ 6,726	$ 16,215	$ 23,797

Net income per share—basic	$ 0.20	$ 0.16	$ 0.37	$ 0.55

Net income per share—diluted	$ 0.20	$ 0.15	$ 0.37	$ 0.55

Colfax Corporation
Condensed Consolidated Balance Sheets
Dollars in thousands
(Unaudited)

	December 31,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 60,542	$ 49,963
Trade receivables, less allowance for doubtful accounts	98,070	88,493
Inventories, net	57,941	71,150
Asbestos insurance asset	34,117	31,502
Asbestos insurance receivable	46,108	35,891
Other current assets	24,278	20,649

Total current assets	321,056	297,648
Deferred income taxes, net	52,385	51,838
Property, plant and equipment, net	89,246	92,090
Goodwill and intangible assets, net	200,636	175,370
Long-term asbestos insurance asset	340,234	357,947
Long-term asbestos insurance receivable	5,736	16,876
Deferred loan costs and other assets	12,784	14,532
Total assets	$ 1,022,077	$ 1,006,301

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital leases	$ 10,000	$ 8,969
Accounts payable	50,896	36,579
Accrued asbestos liability	37,875	34,866
Other accrued liabilities	92,739	70,685

Total current liabilities	191,510	151,099
Long-term debt, less current portion	72,500	82,516
Long-term asbestos liability	391,776	408,903
Pension and accrued post-retirement benefits	112,257	105,230
Other liabilities	37,663	41,728
Total liabilities	805,706	789,476
Shareholder's equity	216,371	216,825
Total liabilities and shareholders' equity	$ 1,022,077	$ 1,006,301

Colfax Corporation
Condensed Consolidated Statement of Cash Flows
Dollars in thousands
(Unaudited)

	Year ended December 31,
	2010	2009
Cash flows from operating activities:
Net income	$ 16,215	$ 23,797
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization and fixed asset impairment charges	16,130	15,074
Noncash stock-based compensation	3,137	2,593
Other adjustments for non-cash items	767	613
Deferred income taxes	(296)	2,689
Changes in working capital	27,297	6,144
Changes in other operating assets and liabilities	(1,285)	(12,206)
Net cash provided by operating activities	61,965	38,704

Cash flows from investing activities:
Purchases of fixed assets	(12,527)	(11,006)
Acquisitions, net of cash received	(27,960)	(1,678)
Proceeds from sale of fixed assets	74	219
Net cash used in investing activities	(40,413)	(12,465)

Cash flows from financing activities:
Payments under term credit facility	(8,750)	(5,000)
Proceeds from borrowings on revolving credit facilities	5,500	-
Repayments of borrowings on revolving credit facilities	(5,500)	-
Other	707	(417)
Net cash used in financing activities	(8,043)	(5,417)

Effect of exchange rates on cash	(2,930)	379

Increase in cash and cash equivalents	10,579	21,201
Cash and cash equivalents, beginning of year	49,963	28,762
Cash and cash equivalents, end of year	$ 60,542	$ 49,963

Colfax Corporation
Reconciliation of GAAP to non-GAAP Financial Measures
Dollars in thousands, except share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

EBITDA
Net income	$ 8,650	$ 6,726	$ 16,215	$ 23,797

Interest expense	1,609	1,746	6,684	7,212
Provision for income taxes	9,296	884	11,473	8,621
Depreciation and amortization	4,888	3,834	16,130	14,426

EBITDA	$ 24,443	$ 13,190	$ 50,502	$ 54,056
EBITDA margin	14.7%	10.1%	9.3%	10.3%

Adjusted EBITDA
Net income	$ 8,650	$ 6,726	$ 16,215	$ 23,797

Interest expense	1,609	1,746	6,684	7,212
Provision for income taxes	9,296	884	11,473	8,621
Depreciation and amortization	4,888	3,834	16,130	14,426
Restructuring and other related charges	808	7,420	10,323	18,175
Asbestos liability and defense costs (income)	3,697	(1,017)	7,876	(2,193)
Asbestos coverage litigation expenses	2,443	2,904	13,206	11,742

Adjusted EBITDA	$ 31,391	$ 22,497	$ 81,907	$ 81,780
Adjusted EBITDA margin	18.8%	17.2%	15.1%	15.6%

Adjusted Net Income and Adjusted Earnings per Share
Net income	$ 8,650	$ 6,726	$ 16,215	$ 23,797

Restructuring and other related charges	808	7,420	10,323	18,175
Asbestos liability and defense costs (income)	3,697	(1,017)	7,876	(2,193)
Asbestos coverage litigation expenses	2,443	2,904	13,206	11,742
Tax adjustment to effective rate of 32%	1,330	(4,529)	(7,437)	(10,624)

Adjusted net income	$ 16,928	$ 11,504	$ 40,183	$ 40,897
Adjusted net income margin	10.2%	8.8%	7.4%	7.8%

Weighted average shares outstanding - diluted	43,876,791	43,449,493	43,667,225	43,325,704
Adjusted net income per share	$ 0.39	$ 0.26	$ 0.92	$ 0.94

Net income per share—diluted
in accordance with GAAP	$ 0.20	$ 0.15	$ 0.37	$ 0.55

Adjusted Operating Income
Operating income	$ 19,555	$ 9,356	$ 34,372	$ 39,630

Restructuring and other related charges	808	7,420	10,323	18,175
Asbestos liability and defense costs (income)	3,697	(1,017)	7,876	(2,193)
Asbestos coverage litigation expenses	2,443	2,904	13,206	11,742

Adjusted operating income	$ 26,503	$ 18,663	$ 65,777	$ 67,354
Adjusted operating income margin	15.9%	14.2%	12.1%	12.8%

Colfax Corporation
Change in Sales and Orders
Dollars in millions
(Unaudited)

	Sales		Orders
	$	%	$	%

Three Months Ended December 31, 2009	$ 131.0		$ 101.6

Components of Change:
Existing Businesses	36.0	27.4%	35.0	34.4%
Acquisitions	5.4	4.1%	1.3	1.3%
Foreign Currency Translation	(5.7)	(4.3)%	(4.3)	(4.2)%

Total	35.7	27.2%	32.0	31.5%

Three Months Ended December 31, 2010	$ 166.7		$ 133.6

	Sales		Orders		Backlog at Period End
	$	%	$	%	$	%

Year ended December 31, 2009	$ 525.0		$ 462.4		$ 290.9

Components of Change:
Existing Businesses	16.1	3.1%	71.1	15.4%	(6.6)	(2.3)%
Acquisitions	10.0	1.9%	6.1	1.3%	38.7	13.3%
Foreign Currency Translation	(9.1)	(1.7)%	(6.8)	(1.5)%	(9.5)	(3.3)%

Total	17.0	3.2%	70.4	15.2%	22.6	7.8%

Year ended December 31, 2010	$ 542.0		$ 532.8		$ 313.5

CONTACT: Scott Brannan, Chief Financial Officer, Colfax Corporation, +1-301-323-9005, Scott.Brannan@colfaxcorp.com